Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 33-60092) on Form S-8 of our report dated June 12, 2013, with respect to the financial statements of KEMET Employees’ Savings Plan as of and for the year ended December 31, 2012 included in this Annual Report on Form 11-K.

/s/ Dixon Hughes Goodman LLP
Charlotte, North Carolina
June 27, 2014